Exhibit 5.1

August 20, 2020

Board of Directors Tanzanian Gold Corporation 5226 Larch Street Unit 202 Vancouver, British Columbia V6M 4E1

Dear Sirs/Madame:

Re:	Tanzanian Gold Corporation

Registration Statement on Form F-3

You have requested our opinion with respect to certain legal matters in connection with the filing under the Securities Act of 1933, as amended, (the “Securities Act”) with the Securities and Exchange Commission (the "Commission") by Tanzanian Gold Corporation, a corporation formed under the Business Corporations Act (Alberta) (the "Company"), of a Registration Statement on Form F-3 (the “Registration Statement”) relating to the resale from time to time by the Selling Shareholder named in the Registration Statement of up to 24,002,037 common shares, without par value, underlying certain Convertible Debentures and Warrants issued pursuant to a prior private placement. The common shares consist of up to 21,000,000 common shares that may be issued in connection with the conversion of Convertible Debentures and up to 3,002,037 common shares that may be issued upon the exercise of outstanding Warrants as described in the Registration Statement.

Capitalized words and phrases used herein but not defined shall be given the meanings ascribed thereto in the Registration Statement.

A.           SCOPE OF REVIEW

As Alberta counsel to the Company and together with Lewis Brisbois Bisgaard & Smith LLP, United States counsel to the Company, we have reviewed, among other documents, the Securities Purchase Agreement, and the certificates representing the Debentures and Warrants, together with the resolutions of the board of directors of the Company approving the Securities Purchase Agreement and the transactions contemplated thereby.

We have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches of public records and investigations as we have considered necessary for the purpose of the opinion hereinafter expressed, including without limitation, a certificate dated August 20, 2020 of the Corporate Secretary of the Company (the “Officer’s Certificate”) with respect to certain factual matters including a certified copy of the resolutions passed by the directors of the Company authorizing, among other things, the issue of the common shares underlying the Debentures and Warrants and the execution and delivery of the Securities Purchase Agreement.

B.           ASSUMPTIONS

In conducting all examinations we have assumed: (i) the genuineness of all signatures and the authority and legal capacity of all persons signing documents examined by us; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to authentic originals of all documents submitted to us as certified, conformed, notarial, facsimile, true or photostatic copies of original documents and the veracity and completeness of the information contained therein; (iv) the identity, authority and capacity of all individuals acting or purporting to act as public officials; (v) the accuracy and completeness of the records maintained by all public offices or agencies where we have searched or enquired or caused searches or enquiries to be conducted; and (vi) and that all offers and sales of securities of the Company will be made in compliance with the securities laws of the states having jurisdiction thereof.

We have also assumed that:

(a)	all agreements and other documents referred to herein including have been duly authorized, executed and delivered by all of the parties thereto and constitute legal, valid and binding obligations of, and are enforceable in accordance with their terms against, each of the parties thereto;

(b)	each party to any agreement referred to herein has satisfied all requirements that are applicable to it to the extent necessary to make such agreement enforceable against such party;

(c)	all documents submitted to us have been executed in the form reviewed by us, and have not been amended or modified, since the dates on which they were submitted to us, whether by written or oral agreement or by conduct of the parties thereto, or otherwise;

(d)	all acknowledgements, representations, warranties and certificates dated on or prior to the date hereof upon which we have relied continue to be accurate in all respects as of the time of delivery of this opinion;

(e)	the acknowledgements, representations and warranties set forth in the Securities Purchase Agreement are true, correct and accurate in all respects;

(f)	the covenants and obligations set forth in the Securities Purchase Agreement have been complied with in all respects;

(g)	that the Corporate Secretary has the capacity to certify the information in the Officer’s Certificate. To the extent the Officer’s Certificate, and any other certificate or document referenced herein, is based on any assumption, given in reliance on any other certificate or document, understanding or other criteria or is made subject to any limitation, qualification or exception, our opinions are also based on such assumption, given in reliance on such other certificate, document, understanding or other criteria and are made subject to such limitation, qualification and exception. For greater certainty, where the Officer’s Certificate affirms a state of fact, understanding or other factor based on the belief, knowledge, awareness or understanding (or lack thereof, respectively) of the Corporate Secretary, we have assumed without independent verification that such belief, knowledge, awareness or understanding (or lack thereof) is and remains fully accurate, correct and complete;

(h)	the holders of Convertible Debentures and Warrants are residents outside of Canada, and will not be in Canada at the time of their acquisition of the common shares underlying the Debentures and Warrants;

(i)	no order, ruling or decision of any court, tribunal, securities commission or other regulatory or administrative body is or has been in effect at any material time that: (a) restricts any trades or distributions in securities of the Company; (b) affects any person or company (including the Company) that engages in such trade or distribution; or (c) restricts the ability of any party to execute, deliver or perform any obligations under the Securities Purchase Agreement;

(j)	whenever our opinion refers to common shares, whether issued or to be issued, as being “fully paid and non-assessable”, such opinion indicates that the holder of such shares cannot be required to contribute any further amounts to the Company by virtue of its status as holder of such shares either in order to complete payment for the shares, to satisfy claims of creditors or otherwise; and

(k)	no opinion is expressed as to the adequacy of any consideration received.

We have not undertaken any independent investigations to verify the accuracy or completeness of these assumptions.

Other than our review of the documents described above, we have not undertaken any special or independent investigation to determine the existence or absence of any facts or circumstances relating to the Company. No inference of our knowledge as to such facts and circumstances should be drawn merely from our representation of the Company in respect of the matters contemplated herein.

C.           JURISDICTION

We are solicitors qualified to practice law in the Province of Alberta. The opinions hereinafter expressed are limited to the laws of the Province of Alberta and the federal laws of Canada applicable therein, and are based on the applicable legislation, regulations, rules, orders, rulings and policies in effect on the date hereof and do not take into account or anticipate any changes in law whether by judicial, governmental or legislative action. We express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Alberta and the federal laws of Canada applicable therein.

D.           OPINION

Based upon and subject to the foregoing, we are of the opinion that the common shares issuable upon the conversion of the Debentures or the exercise of Warrants, when issued and delivered in accordance with the certificates evidencing the Debentures and Warrants, in the manner and for the consideration stated therein, and when sold by the Selling Shareholder, will be validly issued as fully paid and non-assessable common shares of the Company.

E.            QUALIFICATIONS

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission.

Our opinions herein are given as at the date hereof and are based upon laws in effect and facts in existence as of that date. We express no opinion as to the effect of future laws or judicial or regulatory decisions on the subject matter hereof, and disclaim any obligation or undertaking to advise any person of any change in law or fact which may come to our attention after the date hereof.

Yours truly,

(signed) “Miller Thomson LLP”